Exhibit 99.1

Solar Capital Ltd. Announces Quarter Ended March 31, 2014 Financial Results; Declares Quarterly Distribution of $0.40 per share for Q2, 2014

NEW YORK--(BUSINESS WIRE)--May 5, 2014--Solar Capital Ltd. (the “Company”) (NASDAQ:SLRC), today reported earnings of $13.8 million, or $0.31 per share for the quarter ended March 31, 2014. Net investment income was $17.4 million, or $0.40 per average share, for the first quarter. At March 31, 2014, net asset value (NAV) per share was $22.43.

On May 5, 2014 the Company’s Board of Directors also declared a second quarter distribution of $0.40 per share payable on July 1, 2014 to stockholders of record on June 19, 2014. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2014:

Investment Portfolio: $1.03 billion
Number of Portfolio Companies: 43
Net Assets: $972.3 million
Net Asset Value per share: $22.43

Portfolio Activity for the Quarter Ended March 31, 2014:

Investments made during the quarter: $144.8 million
Investments prepaid and sold during the quarter: $208.3 million

Operating Results for the Quarter Ended March 31, 2014:

Net investment income: $17.4 million
Net realized and unrealized losses: $3.7 million
Net increase in net assets from operations: $13.8 million
Net investment income per share: $0.40

“We are pleased with our strong originations this quarter. With the portfolio composition at its highest level of senior secured and floating rate investments, we believe Solar Capital is defensively positioned to preserve shareholder value while delivering strong risk-adjusted returns,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Our objective is to grow our investment income per share by prudently deploying our substantial available capital into new investments that meet our strict underwriting criteria.”

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, May 6, 2014.

All interested parties may participate in the conference call by dialing (866) 953-6856 approximately 5-10 minutes prior to the call. International callers should dial (617) 399-3480. Participants should reference Solar Capital Ltd. and the participant passcode of 17500624 when prompted. This conference call also can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. Additionally, a replay dial-in will be available until May 20, 2014 and can be accessed by dialing (888) 286-8010 and using the passcode 27264588. International callers should dial (617) 801-6888 to listen to the replay.

Portfolio and Investment Activity

During the three months ended March 31, 2014, we invested $144.8 million across ten portfolio companies. Investments sold and prepaid during the quarter ended March 31, 2014 totaled $208.3 million.

At March 31, 2014, our portfolio consisted of 43 portfolio companies and was invested 47.0% in senior secured loans, 29.4% in Crystal Financial whose portfolio is 100% comprised of senior secured loans, 17.5% in subordinated debt, 2.2% in preferred equity and 3.9% in common equity and warrants excluding Crystal Financial, measured at fair value.

Crystal Financial’s $442.7 million of funded senior secured loans is across 25 issuers with an average balance outstanding of $17.0 million. All of the commitments from Crystal Financial are floating-rate, senior-secured loans. During the quarter ended March 31, 2014, Crystal Financial funded new loans totaling $55.9 million and had $77.4 million of funded loans repaid.

The fair value weighted average yield on our portfolio of income-producing investments was 10.9% at March 31, 2014.

At March 31, 2014, 69.8% or $689.9 million of our income producing investment portfolio* is floating rate and 30.2% or $297.9 million of our income producing portfolio is fixed rate, measured at fair value.

From inception in 2006 through March 31, 2014, Solar Capital Ltd. and its predecessor companies have invested approximately $3.4 billion in 107 portfolio companies. Over the same period, Solar Capital Ltd. has completed transactions with more than 80 different financial sponsors.

* We have included Crystal Financial as 100% floating rate.

Results of Operations for the Three Months Ended March 31, 2014 compared to the Three Months Ended March 31, 2013.

Investment Income

For the three months ended March 31, 2014 and 2013, gross investment income totaled $32.6 million and $46.1 million, respectively. The decrease in gross investment income year over year was primarily due to a smaller income producing portfolio from the net effect of portfolio repayments, as well as portfolio yield compression.

Expenses

Expenses totaled $15.2 million and $20.6 million, respectively, for the three months ended March 31, 2014 and 2013. The decrease in expenses year over year was primarily due to a decrease in management and performance-based incentive fees on lower investment income and portfolio size, as well as decreases in debt expenses due to lower average borrowings.

Net Investment Income

The Company’s net investment income totaled $17.4 million and $25.5 million, or $0.40 and $0.58 per average share, for the three months ended March 31, 2014 and 2013, respectively.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the three months ended March 31, 2014 and 2013 totaled ($3.7) million and $10.3 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the three months ended March 31, 2014 and 2013, the Company had a net increase in net assets resulting from operations of $13.8 million and $35.8 million, respectively. For the same periods, earnings per average share were $0.31 and $0.81, respectively.

Liquidity and Capital Resources

At March 31, 2014, the Company had $198 million of cash and a total of $490 million of unused credit capacity, subject to borrowing base limitations.

During the three months ended March 31, 2014, the Company repurchased $19.6 million of its common stock at an average price of approximately $22.00 per share, representing a 1.9% discount to the NAV per share at March 31, 2014. Including additional share repurchases of $15.6 million since March 31, 2014, the Company has repurchased a total of $52.7 million out of $100 million authorized through May 2, 2014.

Financial Statements and Tables

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except share amounts)

	March 31, 2014 (unaudited)	December 31, 2013
Assets
Investments at fair value:
Companies less than 5% owned (cost: $657,796 and $688,685, respectively)	$647,894	$680,720
Companies 5% to 25% owned (cost: $8,023 and $7,789, respectively)	8,023	7,789
Companies more than 25% owned (cost: $343,525 and $394,285, respectively)	371,848	399,890
Total investments (cost: $1,009,344 and $1,090,759, respectively)	1,027,765	1,088,399
Cash and cash equivalents	644,890	585,278
Foreign currency (cost: $3,095 and $1,702, respectively)	3,041	1,701
Interest and dividends receivable	14,284	14,228
Deferred financing costs	3,291	3,300
Derivatives	—	—
Receivable for investments sold	15,531	14,870
Prepaid expenses and other assets	1,207	666
Total assets	$1,710,009	$1,708,442

Liabilities
Revolving credit facilities	$—	$—
Unsecured senior notes	100,000	100,000
Senior secured notes	75,000	75,000
Term loan	50,000	50,000
Distributions payable	16,662	17,698
Payable for investments and cash equivalents purchased	479,633	454,887
Management fee payable	6,210	5,780
Performance-based incentive fee payable	3,213	4,633
Payable for common stock repurchased	2,567	—
Administrative services expense payable	552	2,085
Interest payable	2,586	1,499
Other liabilities and accrued expenses	1,257	1,223
Total liabilities	$737,680	$712,805

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 43,354,383 and 44,244,195 shares issued and outstanding, respectively	$434	$442
Paid-in capital in excess of par	1,090,979	1,110,545
Distributions in excess of net investment income	(17,404)	(17,344)
Accumulated net realized loss	(119,059)	(92,706)
Net unrealized appreciation (depreciation)	17,379	(5,300)
Total net assets	$972,329	$995,637
Net Asset Value Per Share	$22.43	$22.50

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except share amounts)

	Three months ended
	March 31, 2014	March 31, 2013
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$23,015	$28,563
Companies 5% to 25% owned	235	7,060
Companies more than 25% owned	964	2,118
Dividends:
Companies more than 25% owned	8,416	8,356
Total investment income	32,630	46,097

EXPENSES:
Management fees	$6,210	$7,134
Performance-based incentive fees	3,213	6,380
Interest and other credit facility expenses	3,592	4,823
Administrative services expense	1,169	727
Other general and administrative expenses	1,022	1,514
Total expenses	15,206	20,578
Net investment income	$17,424	$25,519

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$8	$228
Companies 5% to 25% owned	928	—
Companies more than 25% owned	(25,310)	472
Net realized gain (loss) on investments and cash equivalents	(24,374)	700
Net realized loss on foreign currencies and derivatives:	(1,979)	(11)
Net realized gain (loss)	(26,353)	689
Net change in unrealized gain (loss) on investments and cash equivalents	20,782	8,568
Net change in unrealized gain (loss) on foreign currencies and derivatives	1,897	1,030
Net change in unrealized gain	22,679	9,598
Net realized and unrealized gain (loss) on investments, cash equivalents, foreign currencies and derivatives	(3,674)	10,287

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,750	$35,806
EARNINGS PER SHARE	$0.31	$0.81

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Investor Relations
Richard Pivirotto, 646-308-8770